Exhibit 99.1

FOR IMMEDIATE RELEASE
March 9, 2017

AMERICAN CAPITAL SENIOR FLOATING REPORTS NET INVESTMENT INCOME FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2016
New York, NY - March 9, 2017 - American Capital Senior Floating, Ltd. (“ACSF” or the “Company”) (NASDAQ: ACSF) today reported net investment income of $2.8 million, or $0.28 per share, and net earnings of $7.7 million, or $0.77 per share, for the quarter ended December 31, 2016. ACSF reported net investment income of $11.8 million, or $1.18 per share, and net earnings of $30.5 million, or $3.05 per share, for the year ended December 31, 2016 and net asset value (“NAV”) of $136.8 million, or $13.68 per share, as of December 31, 2016.
FOURTH QUARTER 2016 FINANCIAL HIGHLIGHTS

•	Investing activities

◦	Invested $34.9 million into 20 new obligors

◦	Sold $10.1 million of investments and received $17.4 million of repayments, including distributions received from our collateralized loan obligations (“CLOs”)

•	Net investment income of $0.28 per share, or $2.8 million

◦	Decreased $0.03 per share from Q3 2016 net investment income of $0.31 per share

•	Net earnings of $0.77 per share, or $7.7 million

◦	Decreased $0.26 per share from Q3 2016 net earnings of $1.03 per share due to lower net unrealized appreciation in Q4 2016 as compared to Q3 2016

•	NAV of $13.68 per share, or $136.8 million as of December 31, 2016

◦	$0.48 per share increase from September 30, 2016 NAV per share of $13.20

•	Monthly cash distributions to stockholders of $0.097 per share ($0.291 for the quarter)

◦	8.5% annualized yield on the December 31, 2016 NAV per share

◦	9.8% annualized yield on the December 31, 2016 closing market price of $11.90 per share

•	$244.9 million investment portfolio at fair value as of December 31, 2016

◦	$188.1 million, or 77%, in first lien floating rate loans

◦	$15.5 million, or 6%, in second lien floating rate loans

◦	$41.3 million, or 17%, of equity in CLOs

•	6.50% investment portfolio yield at cost as of December 31, 2016

•	2.76% cost of funds as of December 31, 2016

•	0.77x debt to equity ratio as of December 31, 2016
YEAR ENDED 2016 FINANCIAL HIGHLIGHTS

•	Investing activities

◦	Invested $94.3 million into 64 new loan obligors and 3 new CLO equity positions

◦	Sold $44.8 million of investments and received $59.4 million of repayments, including distributions received from our CLOs

•	Net investment income of $1.18 per share, or $11.8 million

◦	Decreased $0.09 per share from 2015 net investment income of $1.27 per share

•	Net earnings of $3.05 per share, or $30.5 million

◦	$4.52 per share improvement from the 2015 net loss from operations of ($1.47) per share

•	Cash distributions to stockholders of $1.164 per share declared in 2016

American Capital Senior Floating, Ltd.
March 9, 2017

"Strong technical conditions in the leveraged loan and CLO markets contributed to ACSF’s strong portfolio performance and earnings during the fourth quarter and full year 2016,” said Kevin Braddish, President and Chief Executive Officer. “Going forward, we believe we are well positioned to use the benefits of the Ivy Hill platform and its access to the Ares Management platform to manage ACSF’s investment portfolio and navigate changing market conditions.”
PORTFOLIO AND INVESTMENT ACTIVITY
As of December 31, 2016, the fair value of ACSF’s portfolio totaled $244.9 million and was comprised of $188.1 million, or 77%, of first lien floating rate loans, $15.5 million, or 6%, of second lien floating rate loans (collectively, the “Loan Portfolio”) and $41.3 million (or 17%) of CLO equity (the “CLO Portfolio” and, together with the Loan Portfolio, the “Investment Portfolio”).
As of December 31, 2016, ACSF’s Loan Portfolio was diversified across 149 issuers and 45 industries and its CLO Portfolio was invested in 21 issuers across 15 different collateral managers. The following table depicts the Investment Portfolio activity by investment type for the quarter ended December 31, 2016:

	First Lien		Second Lien		CLO Equity		Common Equity		Total
$ in millions	Amount	Weighted Average Yield (at cost)	Amount	Weighted Average Yield (at cost)	Amount	Weighted Average Yield (at cost)	Amount	Weighted Average Yield (at cost)	Amount	Weighted Average Yield (at cost)
September 30, 2016 - FV	$175.7	5.1%	$16.4	8.2%	$38.9	9.5%	$—	n/a	$231.0	6.3%
Purchases	29.8	5.3%	2.0	8.8%	3.1	17.6%	—	n/a	34.9	6.5%
Sales	(8.2)	(4.8)%	—	n/a	(1.9)	(31.0)%	—	n/a	(10.1)	(9.8)%
Repayments (1)	(11.2)	(5.1)%	(3.1)	(8.4)%	(3.1)	(16.0)%	—	n/a	(17.4)	(7.7)%
Net realized and unrealized gain	1.9		0.2		2.8		—	n/a	4.9	n/a
Other (2)	0.1		—		1.5		—	n/a	1.6	n/a
December 31, 2016 - FV	$188.1	5.2%	$15.5	8.3%	$41.3	10.7%	$—	n/a	$244.9	6.5%

(1)	CLO equity repayments reflect the amount of cash distributions received during the three months ended December 31, 2016.

(2)	Other includes amortization/accretion of premium/discount on the Loan Portfolio and income recognized on CLO equity using the effective interest method during the three months ended December 31, 2016.
RESULTS OF OPERATIONS
Net Investment Income
Net investment income totaled $2.8 million, or $0.28 per share, for the three months ended December 31, 2016. Gross investment income was $4.4 million for the quarter, with $2.8 million, or 64%, generated from the Loan Portfolio and $1.6 million, or 36%, generated from the CLO Portfolio. Net expenses totaled $1.5 million for the three months ended December 31, 2016, with interest and other debt related costs of $0.7 million, management fees of $0.5 million and other operating expenses, net of the expense waiver, of $0.3 million.
Net Realized and Unrealized Gain / (Loss) From Investments
Net realized and unrealized gain on investments for the three months ended December 31, 2016 totaled $4.9 million and was composed of $0.4 million of net realized gain on sales of investments and $4.4 million of net unrealized appreciation on the Investment Portfolio. The $4.4 million of net unrealized appreciation on the Investment Portfolio was driven by $2.0 million of net unrealized appreciation in the Loan Portfolio and $2.4 million of net unrealized appreciation in the CLO Portfolio.
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2016, ACSF’s wholly owned consolidated financing subsidiary, ACSF Funding I, LLC (“ACSF Funding”), had $104.9 million outstanding on its $135.0 million revolving credit facility, resulting in a consolidated debt to equity ratio of 0.77x. As of December 31, 2016, ACSF had $30.1 million of available capacity on ACSF Funding’s revolving credit facility.

American Capital Senior Floating, Ltd.
March 9, 2017

RECENT DEVELOPMENTS
On January 3, 2017, Ivy Hill Asset Management, L.P. (“IHAM” or our “Manager”), a wholly owned portfolio company of Ares Capital Corporation was appointed as our new investment adviser. Additionally, on January 3, 2017, we entered into an interim management agreement with IHAM pursuant to Rule 15a-4 adopted under the Investment Company Act of 1940, as amended, (the “1940 Act”) (the “Interim Management Agreement”). The prior management agreement was terminated in accordance with its terms on January 3, 2017. The Interim Management Agreement will remain in effect until the earlier of (a) the date a new management agreement is approved by our stockholders and (b) June 3, 2017, unless terminated earlier by ACSF or IHAM. Consistent with Rule 15a-4 of the 1940 Act, the Interim Management Agreement provides that IHAM will be compensated for serving as ACSF’s investment adviser at the same rate as in the prior management agreement: an annual rate of 0.80% of our total assets, excluding cash and cash equivalents and net unrealized appreciation or depreciation, with no incentive fee. In addition, the Expense Cap expired on January 3, 2017.
Distributions to Stockholders
On February 7, 2017, the Company announced the declaration of monthly cash distributions to stockholders of $0.097 per share for each of February, March and April 2017. This cash distribution rate represents an 8.5% annualized yield on the December 31, 2016 NAV per share of $13.68 and an 9.8% annualized yield on the December 31, 2016 closing market price per share of $11.90. The monthly cash distributions will be paid to common stockholders of record as set forth in the table below:

	Distributions to Stockholders per Share	Record Date	Ex-Dividend Date	Payment Date
February 2017	$0.097	February 17, 2017	February 15, 2017	March 2, 2017
March 2017	$0.097	March 23, 2017	March 21, 2017	April 4, 2017
April 2017	$0.097	April 20, 2017	April 18, 2017	May 2, 2017
Since its January 2014 initial public offering, the Company has declared a total of $37.5 million in cash distributions to stockholders, or $3.75 per share.
ACSF’s Board of Directors considers estimated taxable income, GAAP income and economic performance when determining distributions to stockholders. Actual taxable income may differ from GAAP income due to temporary and permanent differences in income and expense recognition and changes in unrealized appreciation and depreciation on investments.
ACSF's 2016 distributions of $1.164 per share consisted entirely of ordinary dividends for federal income tax purposes. Shareholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail, please visit the Company’s website at www.ACSF.com.

American Capital Senior Floating, Ltd.
March 9, 2017

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	As of
	December 31, 2016	September 31, 2016 (unaudited)	June 30, 2016 (unaudited)	March 31, 2016 (unaudited)	December 31, 2015
Assets:
Investments, fair value	$244,872	$231,006	$227,417	$216,018	$229,056
Cash and cash equivalents	8,795	4,724	3,181	2,607	2,474
Receivable for investments sold	2,272	4,975	3,675	—	3,096
Other assets	1,401	1,275	1,605	1,420	1,179
Total assets	$257,340	$241,980	$235,878	$220,045	$235,805

Liabilities:
Credit facility payable	$104,900	$100,000	$97,100	$98,800	$110,200
Payable for investments purchased	12,202	7,043	11,872	2,150	5,437
Distributions to stockholders payable	970	970	970	970	970
Management fee payable	2,046	1,520	1,008	497	536
Other liabilities	433	463	383	441	733
Total liabilities	120,551	109,996	111,333	102,858	117,876

Net Assets:
Common stock, par value $0.01 per share, 10,000,100 issued and outstanding, 300,000,000 authorized	100	100	100	100	100
Paid-in capital in excess of par	150,949	150,903	150,903	150,903	150,903
Undistributed net investment income	2,133	1,784	1,586	1,528	1,560
Accumulated net realized loss from investments	(3,300)	(3,268)	(3,114)	(2,705)	(1,815)
Net unrealized depreciation on investments	(13,093)	(17,535)	(24,930)	(32,639)	(32,819)
Total net assets	136,789	131,984	124,545	117,187	117,929
Total liabilities and net assets	$257,340	$241,980	$235,878	$220,045	$235,805

Net asset value per share	$13.68	$13.20	$12.45	$11.72	$11.79

American Capital Senior Floating, Ltd.
March 9, 2017

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Investment income:
Interest	$4,364	$4,589	$4,272	$4,345	$4,637
Total investment income	4,364	4,589	4,272	4,345	4,637
Expenses:
Interest and other debt related costs	683	665	640	664	691
Management fee	525	512	511	497	537
Other operating expenses	580	564	733	517	510
Total expenses	1,788	1,741	1,884	1,678	1,738
Expense waiver	(299)	(283)	(455)	(238)	(234)
Net expenses	1,489	1,458	1,429	1,440	1,504
Net investment income before taxes	2,875	3,131	2,843	2,905	3,133
Income tax (provision) benefit	(31)	(23)	125	(27)	(67)
Net investment income	2,844	3,108	2,968	2,878	3,066
Net realized and unrealized gain (loss) on investments:
Net realized gain (loss) on investments	429	(154)	(409)	(890)	(690)
Net unrealized appreciation (depreciation) on investments	4,442	7,395	7,709	180	(16,793)
Net realized and unrealized gain / (loss) on investments	4,871	7,241	7,300	(710)	(17,483)
Net increase (decrease) in net assets resulting from operations (“Net Earnings (Loss)”)	$7,715	$10,349	$10,268	$2,168	$(14,417)

Net investment income per share	$0.28	$0.31	$0.30	$0.29	$0.31
Net Earnings (Loss) per share	$0.77	$1.03	$1.03	$0.22	$(1.44)
Distributions to stockholders per share	$0.29	$0.29	$0.29	$0.29	$0.29
Weighted average shares outstanding	10,000	10,000	10,000	10,000	10,000

American Capital Senior Floating, Ltd.
March 9, 2017

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
(dollar amounts in thousands, except per share data)
(unaudited)

	As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Investment Portfolio at FV
First Lien Floating Rate Loans	$188,098	$175,744	$173,898	$164,186	$169,580
Second Lien Floating Rate Loans	15,429	16,399	16,463	17,868	22,575
Total Loan Portfolio	203,527	192,143	190,361	182,054	192,155
CLO Equity	41,329	38,856	37,021	33,817	36,854
Common Equity	16	7	35	147	47
Total Investment Portfolio at FV	$244,872	$231,006	$227,417	$216,018	$229,056

Investment Portfolio at Cost
First Lien Floating Rate Loans	$189,009	$178,510	$180,259	$172,965	$181,367
Second Lien Floating Rate Loans	16,626	17,773	18,375	20,543	24,910
Total Loan Portfolio	205,635	196,283	198,634	193,508	206,277
CLO Equity	52,330	52,258	53,713	55,149	55,599
Common Equity	—	—	—	—	—
Total Investment Portfolio at Cost	$257,965	$248,541	$252,347	$248,657	$261,876

Asset Yield at Cost
First Lien Floating Rate Loans	5.18%	5.13%	5.06%	5.11%	5.03%
Second Lien Floating Rate Loans	8.29%	8.21%	8.27%	8.02%	7.90%
Total Loan Portfolio	5.43%	5.41%	5.35%	5.42%	5.38%
CLO Equity	10.68%	9.45%	11.16%	9.85%	10.04%
Total Investment Portfolio	6.50%	6.26%	6.59%	6.40%	6.37%

Quarterly Investment Activity
Investment Purchases	$34,918	$18,216	$32,138	$8,995	$17,984
Investment Sales	$(10,146)	$(12,082)	$(14,154)	$(8,415)	$(11,641)
Investment Repayments (1)	$(17,424)	$(11,768)	$(15,608)	$(14,624)	$(19,330)

Loan Portfolio Statistics
Number of Obligors	149	140	134	128	128
Number of Industries	45	46	46	46	46
Largest Exposure as a % of Total Portfolio at FV	1.8%	1.5%	2.0%	1.6%	1.5%
Average Exposure as a % of Total Portfolio at FV	0.6%	0.6%	0.6%	0.7%	0.7%
% with LIBOR Floor	100.0%	100.0%	100.0%	100.0%	100.0%
Weighted-average LIBOR Floor	1.0%	1.0%	1.0%	1.0%	1.0%

American Capital Senior Floating, Ltd.
March 9, 2017

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
(dollar amounts in thousands, except per share data)
(unaudited)

	As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
CLO Portfolio Statistics
Number of Issuers	21	22	22	22	20
CLO Managers	15	16	16	16	15
Largest Exposure as a % of Total Portfolio at FV	1.4%	1.5%	1.4%	1.4%	1.5%
Average Exposure as a % of Total Portfolio at FV	0.8%	0.8%	0.7%	0.7%	0.8%
Minimum % of Collateral in First Lien Loans (2)	90.8%	90.9%	90.9%	90.8%	91.0%
Cumulative Cash Receipts as a % of Original Cost (3)	52.1%	48.1%	43.7%	39.2%	34.9%

Liquidity and Capital Resources
Debt
Amount Available on Credit Facility	$135,000	$135,000	$135,000	$135,000	$135,000
Amount Drawn on Credit Facility	$104,900	$100,000	$97,100	$98,800	$110,200
Interest Rate on Debt as of Period-end	2.35%	2.27%	2.23%	2.21%	2.02%
Cost of Funds as of Period-end (4)	2.76%	2.68%	2.65%	2.60%	2.32%

Equity
NAV	$136,789	$131,984	$124,545	$117,187	$117,929
NAV Per Share	$13.68	$13.20	$12.45	$11.72	$11.79

Debt to Equity Ratio	0.77x	0.76x	0.78x	0.84x	0.93x

Quarterly Cash Distributions to Stockholders Per Share	$0.291	$0.291	$0.291	$0.291	$0.291

Economic Return (5)	23.3%	33.1%	35.2%	7.4%	(10.2%)

(1)	Investment repayments include the distributions received from CLO equity investments.

(2)	Represents the weighted-average minimum percent of assets as allowed by each CLO’s indenture to be invested in first lien loans. Actual amounts invested in first lien loans may be higher.

(3)
Original cost included only for CLOs that have begun to make quarterly distributions to ACSF and are held at each period-end reporting date. The average holding period (in years) for the CLOs that have begun to make quarterly distributions is 2.4 as of December 31, 2016, 2.5 as of September 30, 2016, 2.0 as of June 30, 2016, 1.8 as of March 31, 2016, and 1.6 as of December 31, 2015.

(4)	Cost of funds includes interest cost, amortization of upfront fees and unfunded commitment fees.

(5)
Economic return defined as the distributions to stockholders paid in the quarter, plus the change in NAV per share for the quarter, over the starting NAV per share. Quarterly returns have been annualized.

American Capital Senior Floating, Ltd.
March 9, 2017

STOCKHOLDER CALL
ACSF invites stockholders, prospective stockholders and analysts to attend the ACSF stockholder call on March 9, 2017 at 12:00 pm ET. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Relations section of our website at www.acsf.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 2775395 followed by the # sign and reference “American Capital Senior Floating” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

A slide presentation will accompany the stockholder call and will be available at www.ACSF.com. Select the Q4 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

For interested parties, an archived replay of the call will be available approximately one hour after the end of the call through April 7, 2017 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10101021. An archived replay will also be available on a webcast link located on the home page of the Investor Relations section of our website.

ABOUT AMERICAN CAPITAL SENIOR FLOATING, LTD.
American Capital Senior Floating, Ltd. (NASDAQ: ACSF) is a non-diversified closed-end investment management company that invests primarily in senior first lien and second lien floating rate loans to large-market U.S. based companies and in debt and equity tranches of collateralized loan obligations collateralized by senior floating rate loans. The Company has elected to be treated as a business development company under the 1940 Act. The Company is externally managed by Ivy Hill Asset Management, L.P. For further information, please refer to www.ACSF.com.

ABOUT IVY HILL ASSET MANAGEMENT, L.P.
Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation, is an SEC-registered investment adviser, comprised of an experienced team of investment professionals focused on investing in and managing primarily middle market senior secured assets through structured investment vehicles and managed accounts. As of December 31, 2016, IHAM had total assets under management of approximately $3.8 billion across 19 vehicles.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking information and statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company’s control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media Relations:
Mendel Communications
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Investor Relations:
Carl Drake, 888-818-5298
cdrake@aresmgmt.com

or
Veronica Mendiola, 212-808-1150
vmendiola@aresmgmt.com